As filed with the Securities and Exchange Commission on May 26, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

VIASAT, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0174996
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6155 El Camino Real

Carlsbad, California 92009

(760) 476-2200

(Address of Principal Executive Offices)

ViaSat, Inc. 401(k) Profit Sharing Plan

(Full Title of the Plan)

Keven K. Lippert, Esq.

Executive Vice President, General Counsel and Secretary

ViaSat, Inc.

6155 El Camino Real

Carlsbad, California 92009

(760) 476-2200

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Craig M. Garner, Esq.

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, California 92130

(858) 523-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒          Accelerated filer ☐                    Non-accelerated filer ☐                Smaller reporting company ☐

                                                                                                                   (Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1) (2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.0001 par value	750,000 shares	$61.37 (3)	$46,027,500	$5,349

(1)

Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the ViaSat, Inc. 401(k) Profit Sharing Plan (the “401(k) Plan”).

(2)

Pursuant to Rule 416 under the Securities Act, this registration statement also registers an indeterminate number of additional shares that may be issued pursuant to the 401(k) Plan as the result of any future stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of ViaSat, Inc. common stock.

(3)

The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low prices of ViaSat, Inc. common stock as reported on the Nasdaq Global Select Market on May 18, 2015, because the offering price of the securities to be granted in the future is not currently determinable.

EXPLANATORY NOTE

This registration statement on Form S-8 is filed by ViaSat, Inc. (“ViaSat”) to register an additional 750,000 shares of ViaSat common stock that may be contributed to the 401(k) Plan by ViaSat in satisfaction of its company matching contribution obligations under the 401(k) Plan, which shares will be newly-issued shares. In accordance with Instruction E to Form S-8, the contents of the prior Form S-8 registration statements (Commission File Nos. 333-159708, 333-167379 and 333-182015) are incorporated herein by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act. These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

ViaSat hereby incorporates the following documents in this registration statement by reference:

(a)	ViaSat’s Annual Report on Form 10-K for the fiscal year ended April 3, 2015 filed with the Securities and Exchange Commission (“SEC”) on May 26, 2015;

(b)	ViaSat’s Current Reports on Form 8-K filed with the SEC on April 8, 2015 and May 6, 2015;

(c)

All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year covered by ViaSat’s Annual Report on Form 10-K referred to in clause (a) above;

(d)

The description of ViaSat common stock set forth in ViaSat’s registration statement on Form 8-A filed with the SEC on November 20, 1996, including any amendment or report filed for the purpose of updating such description; and

(e)	The 401(k) Plan’s Annual Report on Form 11-K for the fiscal year ended March 31, 2014 filed with the SEC on September 16, 2014.

In addition, all documents filed by ViaSat pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8.  Exhibits.

The Exhibit Index on page 5 is incorporated herein by reference as the list of exhibits required as part of this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on May 22, 2015.

ViaSat, Inc.

By:	/s/ Mark D. Dankberg
Mark D. Dankberg
Chairman and Chief Executive Officer

Each person whose signature appears below hereby constitutes and appoints Mark D. Dankberg and Keven K. Lippert, jointly and severally, his attorneys-in-fact, each with the full power of substitution, for him in any and all capacities, to sign this registration statement, and any amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark D. Dankberg Mark D. Dankberg	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 22, 2015

/s/ Shawn Duffy Shawn Duffy	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 22, 2015

/s/ Frank J. Biondi Jr. Frank J. Biondi Jr.	Director	May 22, 2015

/s/ Robert Bowman Robert Bowman	Director	May 22, 2015

/s/ Robert Johnson Robert Johnson	Director	May 22, 2015

/s/ B. Allen Lay B. Allen Lay	Director	May 22, 2015

/s/ Jeffrey Nash Jeffrey Nash	Director	May 22, 2015

/s/ John Stenbit John Stenbit	Director	May 22, 2015

/s/ Harvey White Harvey White	Director	May 22, 2015

Pursuant to the requirements of the Securities Act, the Plan Administrator of the ViaSat, Inc. 401(k) Profit Sharing Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on May 22, 2015.

ViaSat, Inc. 401(k) Profit Sharing Plan

By:	/s/ Keven K. Lippert
ViaSat, Inc., as Plan Administrator
	By:	Keven K. Lippert
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number		Incorporated by Reference				Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date
5.1	Opinion of Latham & Watkins LLP					X
5.2	Copy of Internal Revenue Service Opinion Letter Regarding Qualification of the ViaSat, Inc. 401(k) Profit Sharing Plan under Section 401 of the Internal Revenue Code	S-8	333-159708	5.2	June 3, 2009
23.1	Consent of PricewaterhouseCoopers, LLP, Independent Registered Public Accounting Firm					X
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto)					X
23.3	Consent of Kieckhafer Schiffer & Company LLP, Independent Registered Public Accounting Firm					X
24.1	Power of Attorney (see signature page)					X

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